Exhibit 99.2

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/09	3/31/10

Revenue	$178,475	$251,021

Net Income (controlling interest)	$6,125	$17,462

Cash Net Income (A)	$37,706	$50,842

EBITDA (B)	$49,228	$68,233

Average shares outstanding - diluted	41,082,130	45,421,716

Earnings per share - diluted	$0.15	$0.38

Average shares outstanding - adjusted diluted (C)	40,208,327	44,757,800

Cash earnings per share (C)	$0.94	$1.14

	December 31, 2009	March 31, 2010

Cash and cash equivalents	$259,487	$203,751

Senior bank debt	$—	$170,000

Senior convertible securities (D)	$456,976	$460,137

Junior convertible trust preferred securities (D)	$507,358	$507,965

Stockholders’ equity	$1,109,690	$1,140,661

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Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/09	3/31/10

Net Income (controlling interest)	$6,125	$17,462
Convertible securities interest expense, net (E)	36	24
Net Income (controlling interest), as adjusted	$6,161	$17,486

Average shares outstanding - diluted	41,082,130	45,421,716

Earnings per share - diluted	$0.15	$0.38

Reconciliations of Average Shares Outstanding

	Three Months	Three Months
	Ended	Ended
	3/31/09	3/31/10

Average shares outstanding - diluted	41,082,130	45,421,716
Assumed issuance of LYONS shares	(873,803)	(873,629)
Assumed issuance of 2008 Senior Convertible Notes shares	—	—
Assumed issuance of Trust Preferred shares	—	—
Dilutive impact of LYONS shares	—	209,713
Dilutive impact of 2008 Senior Convertible Notes shares	—	—
Dilutive impact of Trust Preferred shares	—	—
Average shares outstanding - adjusted diluted (C)	40,208,327	44,757,800

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Affiliated Managers Group, Inc.

Operating Results

Assets Under Management

(in millions)

Statement of Changes

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2009	$44,531	$133,858	$29,650	$208,039
Client cash inflows	3,013	6,629	1,696	11,338
Client cash outflows	(2,669)	(8,616)	(1,564)	(12,849)
Net client cash flows	344	(1,987)	132	(1,511)
New investments (F)	13,444	2,212	43	15,699
Investment performance	2,192	6,596	1,227	10,015
Other (G)	—	(106)	(1)	(107)
Assets under management, March 31, 2010	$60,511	$140,573	$31,051	$232,135

Financial Results

(in thousands)

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/09	of Total	3/31/10	of Total
Revenue
Mutual Fund	$68,338	38%	$97,925	39%
Institutional	82,238	46%	121,772	49%
High Net Worth	27,899	16%	31,324	12%
	$178,475	100%	$251,021	100%

EBITDA (B)
Mutual Fund	$14,875	30%	$20,865	31%
Institutional	27,437	56%	38,122	56%
High Net Worth	6,916	14%	9,246	13%
	$49,228	100%	$68,233	100%

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Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	3/31/09	3/31/10

Net Income (controlling interest)	$6,125	$17,462
Intangible amortization	16,000	16,728
Intangible-related deferred taxes	9,571	10,740
Imputed interest and contingent payment adjustments	2,057	2,280
Affiliate equity expense	2,006	1,717
Affiliate depreciation	1,947	1,915
Cash Net Income (A)	$37,706	$50,842

Cash flow from operations	$15,691	$68,021
Interest expense, net of non-cash items	14,722	14,226
Current tax provision	(8,045)	2,507
Income from equity method investments, net of distributions	(4,619)	(5,977)
Changes in assets and liabilities and other adjustments	31,479	(10,544)
EBITDA (B)	$49,228	$68,233
Holding company expenses	10,512	18,208
EBITDA Contribution	$59,740	$86,441

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Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2009	2010

Revenue	$178,475	$251,021

Operating expenses:
Compensation and related expenses	84,160	119,229
Selling, general and administrative	32,507	46,059
Amortization of intangible assets	8,094	8,937
Depreciation and other amortization	3,239	3,026
Other operating expenses	5,750	6,053
	133,750	183,304
Operating income	44,725	67,717

Non-operating (income) and expenses:
Investment and other (income) loss	241	(2,822)
Income from equity method investments	(6,416)	(9,147)
Investment (income) loss from Affiliate investments in partnerships (H)	3,795	(4,091)
Interest expense	19,948	19,851
	17,568	3,791

Income before income taxes	27,157	63,926

Income taxes - current	(8,045)	2,507
Income taxes - intangible-related deferred	9,571	10,740
Income taxes - other deferred	2,391	(2,082)
Net income	23,240	52,761

Net income (non-controlling interests) (H)	(20,878)	(31,285)
Net (income) loss (non-controlling interests in partnerships) (H)	3,763	(4,014)

Net Income (controlling interest)	$6,125	$17,462

Average shares outstanding - basic	40,022,423	42,360,311
Average shares outstanding - diluted	41,082,130	45,421,716

Earnings per share - basic	$0.15	$0.41
Earnings per share - diluted	$0.15	$0.38

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Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$259,487	$203,751
Investment advisory fees receivable	140,118	157,502
Investments in partnerships (H)	93,809	97,304
Investments in marketable securities	56,690	80,814
Unsettled fund share receivables	—	154,740
Prepaid expenses and other current assets	35,478	22,119
Total current assets	585,582	716,230

Fixed assets, net	62,402	65,309
Equity investments in Affiliates	658,332	644,876
Acquired client relationships, net	571,573	803,250
Goodwill	1,413,217	1,521,222
Other assets	99,800	114,984
Total assets	$3,390,906	$3,865,871

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$117,227	$126,960
Unsettled fund share payables	—	159,039
Payables to related party	109,888	18,314
Total current liabilities	227,115	304,313

Senior bank debt	—	170,000
Senior convertible securities (D)	456,976	460,137
Junior convertible trust preferred securities (D)	507,358	507,965
Deferred income taxes	322,671	393,263
Other long-term liabilities	26,066	123,655
Total liabilities	1,540,186	1,959,333

Redeemable non-controlling interests	368,999	368,702

Equity:
Common stock	458	458
Additional paid-in capital	612,091	594,842
Accumulated other comprehensive income	45,958	71,350
Retained earnings	873,137	890,599
	1,531,644	1,557,249
Less treasury stock, at cost	(421,954)	(416,588)
Total stockholders’ equity	1,109,690	1,140,661

Non-controlling interests (H)	281,946	303,674
Non-controlling interests in partnerships (H)	90,085	93,501
Total equity	1,481,721	1,537,836
Total liabilities and equity	$3,390,906	$3,865,871

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Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2009	2010

Cash flow from operating activities:
Net income	$23,240	$52,761
Adjustments to reconcile Net income to net cash flow from operating activities:
Amortization of intangible assets	8,094	8,937
Amortization of issuance costs	1,795	1,847
Depreciation and other amortization	3,239	3,026
Deferred income tax provision	11,962	8,658
Accretion of interest	3,431	3,778
Income from equity method investments, net of amortization	(6,416)	(9,147)
Distributions received from equity method investments	18,941	23,187
Tax benefit from exercise of stock options	—	274
Stock option expense	1,177	3,644
Affiliate equity expense	3,250	3,368
Other adjustments	2,550	(3,975)
Changes in assets and liabilities:
(Increase) decrease in investment advisory fees receivable	29,342	(938)
Decrease in Affiliate investments in partnerships	979	283
Decrease in prepaids and other current assets	257	10,729
Increase in unsettled fund shares receivable	—	(98,711)
(Increase) decrease in other assets	1,830	(11,112)
Decrease in accounts payable, accrued liabilities and other long-term liabilities	(87,980)	(36,942)
Increase in unsettled fund shares payable	—	108,354
Cash flow from operating activities	15,691	68,021

Cash flow used in investing activities:
Investments in Affiliates	—	(127,668)
Purchase of fixed assets	(552)	(1,105)
Purchase of investment securities	(8,836)	(14,919)
Sale of investment securities	5,720	11,784
Cash flow used in investing activities	(3,668)	(131,908)

Cash flow from (used in) financing activities:
Borrowings of senior bank debt	—	235,000
Repayments of senior bank debt	(233,514)	(65,000)
Issuance of common stock	—	2,455
Issuance costs	(921)	(82)
Excess tax benefit from exercise of stock options	—	361
Settlement of forward equity sale agreement	144,258	—
Note payments	(1,547)	(25,371)
Distributions to non-controlling interests	(61,619)	(36,913)
Affiliate equity issuances and repurchases	(16,385)	(102,639)
Redemptions of non-controlling interests in partnerships	(979)	(284)
Cash flow from (used in) financing activities	(170,707)	7,527

Effect of foreign exchange rate changes on cash and cash equivalents	(456)	624
Net decrease in cash and cash equivalents	(159,140)	(55,736)
Cash and cash equivalents at beginning of period	396,431	259,487
Cash and cash equivalents at end of period	$237,291	$203,751

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Affiliated Managers Group, Inc.

Notes

(A)

Under our Cash Net Income definition, we add to Net Income (controlling interest) amortization (including equity method amortization), deferred taxes related to intangible assets, Affiliate depreciation and Affiliate equity expense, and exclude the non-cash effect of APB 14-1 (principally imputed interest on convertible securities) and non-cash expenses related to contingent payment arrangements. We consider Cash Net Income an important measure of our financial performance, as we believe it best represents operating performance before non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income; Cash Net Income is not a liquidity measure, and should not be used in place of other liquidity measures calculated under GAAP.

We add back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) that are no longer amortized but continue to generate tax deductions is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back the portion of consolidated depreciation expense incurred by Affiliates because under our Affiliate operating agreements, we are generally not required to replenish these depreciating assets. We add back non-cash expenses relating to certain transfers of equity between Affiliate management partners when these transfers have no dilutive effect to shareholders.

In connection with recent investments in Affiliates, in the first quarter of 2010 we modified our Cash Net Income definition to exclude non-cash imputed interest and revaluation adjustments related to contingent payment arrangements from Net Income (controlling interest). The modification of the Cash Net Income definition did not have an impact on the periods reported herein.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, we believe EBITDA is useful as an indicator of our ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by us, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities and the junior convertible trust preferred securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. Cash earnings per share is not a liquidity measure, and should not be used in place of other liquidity measures calculated under GAAP.

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(D)

We have bifurcated certain of our convertible debt securities into their debt and equity components on our balance sheet. The senior convertible securities balance consists of zero coupon senior convertible notes, which were not required to be bifurcated, and senior convertible notes due 2038. The principal amount at maturity of the senior convertible notes due 2038 was $460,000 at December 31, 2009 and March 31, 2010. The principal amount at maturity of the junior convertible trust preferred securities was $730,820 at December 31, 2009 and March 31, 2010.

(E)	Convertible securities interest expense, net, includes the interest expense, net of tax, associated with our dilutive convertible securities.

(F)	We completed our investment in Artemis Investment Management during the first quarter of 2010.

(G)	Other includes assets under management attributable to Affiliate product closings, the financial effects of which are not material to our ongoing results.

(H)

Income attributable to non-controlling interests on our income statement represents the profits allocated to Affiliate management owners and investors in certain Affiliate investments in partnerships that we are required to consolidate. Non-controlling interests on our balance sheet represents the undistributed profits and capital owned by Affiliate management. Non-controlling interests in partnerships on our balance sheet represent the net assets owned by investors in certain Affiliate investment partnerships.